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                                                                 Exhibit 10.26

                              EMPLOYMENT AGREEMENT
                              --------------------

                  This Agreement executed this 23rd day of July, 1999 by and between INTRAC ACQUISITION CORPORATION, a Delaware corporation ("IAC") and GARY LEVI ("Employee").

         The parties, each intending to be legally bound, hereby agree as follows:

         1. POSITION. IAC employs Employee in the position of Chief Executive Officer pursuant to the terms of this Agreement. Employee will perform such services in this capacity as may from time to time be reasonably requested by IAC.

         2. TERM. This Agreement shall commence on the Effective Date, as defined in the Agreement and Plan of Merger among WorldWide Web NetworX Corporation ("WWWX"), Intrac Acquisition Corporation, The Intrac Group, a company in which Employee was a principal shareholder, and the Sellers signatory thereto, which includes Employee (the "Merger Agreement") and shall except as provided in paragraph 9, remain in effect for a period of ten (10) years thereafter. After this ten (10) year term, the Agreement shall automatically renew from year to year unless either party gives written notice to the other at least ninety (90) days prior to the expiration of the then current term that he or it is not renewing.

         3. COMPENSATION AND BENEFITS. For all services rendered by Employee under this Agreement, IAC shall compensate Employee as follows:

               (a) Employee shall have an annual salary (the "Base Salary") of $200,000, that will be paid jointly by IAC and ATM Service, Ltd., a New York corporation ("ATM"). IAC will pay Employee, on an quarterly basis, the difference between the amount of the Base Salary and the portion thereof paid by ATM.

               (b) Employee shall be entitled to receive such other benefits as are contained in Schedule "A".

               (c) The Base Salary shall be subject to annual review, and Employee shall be entitled to such increase as is determined by the Board of Directors of IAC. Notwithstanding anything contained herein to the contrary, the Base Salary shall be increased pro rata to any increase in salary received by Warren Rothstein. As an example, if Warren Rothstein's Base Salary is $75,000 and Employee's Base Salary is $50,000, Employee shall be entitled to 66.67% of any increase received by Rothstein. Employee's entitlement to any stock options and bonuses or other additional compensation shall likewise be pro rata with that of any stock options or bonuses or other additional compensation granted or awarded to Warren Rothstein.

         4. DUTIES. The duties of Employee are as contained in the attached Schedule "B". Those duties shall be performed in such manner so as to uphold the reputation of IAC in the business

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community. Those duties may be reasonably extended or curtailed from time to time, at the discretion of the Board of Directors of IAC.

         5. TIME AND ATTENTION DEVOTED TO DUTIES. Employee shall devote his entire time and attention to the business of IAC and ATM. He shall not, during the term of this Agreement, be engaged in any other business activity which interferes with his ability to perform the duties assigned to him by IAC and/or ATM, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. This shall not be construed as preventing Employee from investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made, subject to the qualification that Employee may not invest in a company which is competitive in any manner whatsoever with IAC, its parents, subsidiaries or affiliates (except for investments constituting less than one percent (l%) of a publicly owned company).

     6. NONDISCLOSURE AND RESTRICTIVE COVENANTS. Employee acknowledges that his duties will necessarily result in his becoming familiar with the business, software, patents and copyrights, methods and operations, client and customer lists, client and customer information, manufacturing processes, product specifications, vendors, trading patterns, financial goals, and other proprietary and confidential information of IAC and WWWX, a publicly traded corporation (the "Confidential Information"). Therefore, Employee acknowledges and agrees that the following nondisclosure provisions and restrictive covenants shall apply to the Confidential Information. The rights hereunder shall inure to the benefit of IAC and WWWX, each of whom shall have the right to enforce the terms of paragraphs 6 through 8 of this Agreement. For the purposes of paragraphs 6 through 8 of this Agreement, the term "IAC" or "WWWX" shall include each of their affiliated companies. The terms contained in paragraphs 6 through 8 shall survive the termination or expiration of this Agreement. Therefore, Employee agrees:
          (a) Employee will not, at any time during his employment by IAC, or at anytime thereafter, unless terminated by IAC without cause or by Employee for cause pursuant to sub-paragraph 9(c), without the written approval of IAC or its duly constituted officers, use for his benefit or the benefit of third parties reveal, divulge, or make known to any person, firm or corporation, the Confidential Information or any portions thereof.

          (b) Employee agrees to return to IAC and WWWX upon request or immediately upon the termination of his employment by IAC, any and all written information, materials, equipment and software which constitutes, contains or relates in any way to the Confidential Information or trade secrets of IAC or WWWX including, but not limited to, any copies of such information.

          (c) Unless Employee's employment hereunder is terminated by IAC without cause or by Employee for cause, or in the event of a material breach by any of the WWWX Parties under the Merger Agreement, Employee will not for a period equal to the later of the length of employment under this Agreement or five (5) years after Closing (as defined in the Merger Agreement) (the time period in this Section 6(c) being the "Non-Compete Term") compete in any

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               way with IAC or WWWX, directly or indirectly, whether as an employee, officer, director, agent, security holder, creditor, consultant or otherwise. During the Non-Compete Term, Employee will not consult with or have an interest in any business, firm, person, partnership, corporation or other entity which engages in the same or substantially similar business to that of WWWX or IAC worldwide , it being acknowledged that the business of WWWX and IAC is global in nature. A business shall be deemed similar or competitive to WWWX or IAC if it conducts one or more business activities substantially similar to that conducted by WWWX or IAC. During the Non-Compete Term, Employee will not provide services or products to any individual or entity which competes with IAC or WWWX.

          (d) Nothwithstanding if Employee is terminated without cause and receives a mutually agreed upon severance package, Employee shall be bound to all covenants contained herein for the time periods contained above.

         7. RIGHT TO ENGAGE IN EMPLOYEE'S PROFESSION. Paragraph 6 is not intended to restrict Employee in the exercise of his training and skills, provided that the exercise of such training and skills does not involve competing with IAC or WWWX in violation of the provisions of this Agreement.

         8. REMEDIES IN ADDITION TO ANY OTHER REMEDIES PROVIDED BY LAW. Employee agrees that the breach of any of the covenants contained in paragraph 6 may result in irreparable damage to IAC and WWWX and, in addition to any other remedies provided in this Agreement or at law, IAC and WWWX shall have the right to petition a court of competent jurisdiction to enjoin Employee from violating such covenants.

     9. EARLIER TERMINATION.

          (a) Notwithstanding the termination provision of paragraph 2, this Agreement may be terminated at any time by IAC upon the occurrence of any of the following:

                    (i) Employee's inability to perform substantially all of the duties assigned, through death or total disability in excess of sixty (60) consecutive days or total disability in excess of ninety (90) days in any twelve
                         (12) month period.

                    (ii) Any act of dishonesty or disloyalty by Employee
                         involving or materially affecting IAC.

                    (iii)Employee's Material Breach of the confidentiality
                         provisions of this Agreement.

                    (iv) Any other material breach of this Agreement by
                         Employee.

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                    (v)  The termination of the business of IAC, the sale of
                         substantially all of the assets of IAC or a merger or consolidation in which IAC is not the surviving entity.

               (b) IAC may further terminate this Agreement in the event of the failure of Employee to substantially perform the duties assigned to him by IAC providing IAC shall provide thirty
                    (30) days written notice to Employee of his failure to perform his duties with an opportunity to cure within said thirty (30) day period.

               (c) Employee may terminate this Agreement in the event of IAC's material breach of this Agreement or in the event of a material breach of the Merger Agreement by any of the WWWX parties, providing Employee shall provide thirty (30) days written notice to IAC of its breach with an opportunity to cure within said thirty (30) day period.

               (d) In the event that Employee terminates this Agreement for any reason other than (1) a material breach by IAC hereunder or by any of the WWWX Parties under the Merger Agreement or (2) for reasons contained in sub-paragraph 9(a)(i) above, prior to the expiration of the first five (5) years of the term, then for each such month or portion thereof prior to the expiration of such five-year period, Employee shall pay to IAC the sum of Eighteen Thousand Seven Hundred Fifty ($6,250.00) Dollars at the date of Termination. As an example, if this Agreement terminates after thirty-six (36) months, Employee shall pay to IAC One Hundred Fifty Thousand ($150,000.00) Dollars. This sum was determined by way of calculation of IAC's actual damages, in that Employee received certain benefits upon the merger of Intrac into WWWX and those benefits were dependent upon at least five
                    (5) years of service of Employee at IAC.

     10. REPRESENTATIONS OF EMPLOYEE

               (a) Employee represents that to the best of his knowledge he is not the subject of any pending or threatened claim which involves any criminal or governmental proceedings, or allegations of misfeasance, and that he has not been charged nor threatened to be charged by any governmental or administrative body with violation of law except for minor traffic violations and similar charges.

               (b) Employee represents and warrants that he is not prohibited from acting in any capacity for IAC by virtue of the operation of any non-competition or similar agreement with any prior employer, or by any applicable statutes, regulations or ordinances or any other applicable law or by the rules and regulations of the US Securities and Exchange Commission or any national securities exchange, and that his acting in the capacity for IAC that is contemplated by the parties

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                    hereto and by virtue of his position with IAC described in
                    Section 1 hereof will not subject IAC to claims or materially impair the license status of IAC or its affiliates or any entity operated by IAC or its affiliates.

         11. DEFENSE OF CLAIMS. Employee agrees that during the Term, and at all reasonable times thereafter, he will cooperate with IAC in the defense of any claim that may be made against IAC or any affiliates, to the extent that such claims may relate to services performed by Employee for IAC or its affiliates. In connection with such claim, IAC will reimburse Employee for all of his reasonable out-of-pocket expenses associated and, to the extent reasonably practicable, to provide Employee with notice at least ten (10) days prior to the date on which any travel is required, and (ii) if Employee is no longer employed by IAC, to compensate Employee at a reasonable rate for his time.

         12. NOTIFICATION OF AGREEMENT. Employee shall notify any future or prospective employers, partners or persons with a similar business relationship to Employee ("Future Employers") about the terms of this Agreement for any period for which the covenants contained above pertains. Employee does hereby authorize IAC to notify any Future Employers about the terms of this Agreement upon discovery by IAC that Employee is being considered for employment, partnership or similar business relationship (or has entered into such a relationship) with a Future Employer in order to ensure Employee's observance and compliance herewith.

         13. INJUNCTION AND OTHER RELIEF. Both parties hereto recognize that the services to be rendered under this Agreement by Employee are special, unique and of extraordinary character, and that in the event of the breach by Employee of any of the terms and conditions of this Agreement to be performed by him, or in the event Employee performs services for any person, firm or corporation in violation of Sections 6-8, or if Employee shall breach the provisions of this Agreement with respect to Confidential Information, then IAC shall be entitled, if it so elects, in addition to all other remedies available to it under this Agreement or at law or in equity, to affirmative injunctive or other equitable relief.

         14. STIPULATION. Employee hereby specifically acknowledges, agrees, stipulates and represents to IAC that:

               (a) Employee has received adequate and sufficient consideration for entering into this Agreement including the above-referenced compensation;

               (b) the execution and delivery of this Agreement and the performance hereunder do not and shall not constitute a violation of any covenants of non-competition, trade secrecy, or confidentiality to which Employee is a party;

               (c) the covenants of Employee contained in this Agreement are in consideration of the promise of IAC to provide Confidential Information (including trade secrets) to Employee and are necessary to protect IAC

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                    interests in such Confidential Information, as well as IAC's business good will and other business interests;

               (d) IAC may suffer great loss and irreparable harm if Employee competes directly or indirectly with IAC;

               (e) the temporal, geographic and other restrictions contained in this Agreement are in all respects reasonable and necessary to protect the business good will, Confidential Information, trade secrets, prospects and other business interest of IAC; and

               (f) the enforcement of this Agreement will not work an undue or unfair hardship on Employee or otherwise be oppressive to him.

         15. SEVERABILITY. In the event that any of the provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of this Agreement and same shall be construed as if such invalid or unenforceable provisions had never been a part hereof. If a court of competent jurisdiction determines that the length of time, geographical restrictions or any other restriction, or portion thereof, set forth in this Agreement is overly restrictive and unenforceable, the parties agree that the court shall reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Agreement shall remain in full force and effect.

         16. ENTIRE AGREEMENT. This document constitutes the entire agreement between IAC and Employee regarding the subject matter hereof and there are no oral agreements or undertakings affecting this instrument; any future modifications, in order to be binding upon the parties, must be reduced to writing and executed by both parties to this Agreement.

         17. NO WAIVER. Either party's failure to strictly enforce any provision of this Agreement shall not be construed as a waiver or as excusing either party from future performance.

         18. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties, but in no event may Employee assign to any other party Employee's duties or obligations under this Agreement.

         19. NEW YORK JURISDICTION AND LAW. THIS AGREEMENT HAS BEEN MADE AND EXECUTED IN THE STATE OF NEW YORK AND THE PARTIES CONSENT TO THE JURISDICTION OF THE NEW YORK COURTS AND THE APPLICATION OF DELAWARE LAW TO ANY CONTROVERSY HEREUNDER. THE PARTIES AGREE TO WAIVE A JURY TRIAL IN ANY PROCEEDING BROUGHT TO ENFORCE ANY OF THE TERMS OF THIS AGREEMENT.

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         20. HEADINGS. Paragraph headings herein shall have absolutely no legal significance and are used solely for convenience of reference.

         21. ACKNOWLEDGMENT. Employee acknowledges that notwithstanding the date of Employee's execution and delivery of this Agreement, Employee was made aware of and consented to the covenants, conditions and agreements of this Agreement that he is receiving additional consideration for the same, including, but not limited to, the employment arrangement contained in this Agreement.

         22. NOTICES. All notices which either party is required or may desire to give to the other under or in conjunction with is Agreement shall be in writing and shall be given by addressing the same to such other party at the address set forth below, and by depositing the same so addressed, certified mail, postage prepaid, return receipt requested, or by overnight mail or by reputable courier service, or by delivering the same personally to such other party.

                           If to Employer:
                           ATM Services, Ltd.
                           12 Springdale Road, Building 11
                           Cherry Hill, NJ  08003
                           Attn:  Chairman

                           with a copy to:  Allan M. Cohen, Esq.

                           If to Employee:

                           Gary Levi
                           144 Soundview Drive
                           Port Washington, NY 11050

                           with a copy to:

                           Astor, Weiss, Kaplan & Rosenblum, LLP
                           The Bellevue, Sixth Floor
                           Broad Street at Walnut
                           Philadelphia, PA  19102
                           Facsimile No.: 215-790-0509
                           Attn:  G. David Rosenblum, Esq.

         Any notice mailed should be deemed to have been given three (3) United States Post Office delivery days following the date of mailing. Overnight mail or courier services shall be deemed to have been given on the next business day following the date of mailing. Any notice delivered in person shall be deemed effective upon delivery. Either party may change the address for the service of notice upon it by written notice given to the other in the manner herein provided for the giving of notice.

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         IN WITNESS WHEREOF, the parties hereto have set their hands.

                                      INTRAC ACQUISITION CORPORATION

                                      By:  //S// Michael Norton
                                           ----------------------
                                      Name:  Michael Norton
                                      Title:  Authorized representative

                                      //S//  Gary Levi
                                      ---------------------------
                                      GARI LEVI


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